UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2020 (September 22, 2020)

TERRA TECH CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-54258	26-3062661
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2040 Main Street, Suite 225

Irvine, California 92614

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (855) 447-6967

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 28, 2020, Terra Tech Corp. (the “Company”) entered into an Executive Employment Agreement (the “Employment Agreement”) with Jeffrey Batliner, formerly the Company’s Director of Reporting & Analysis, appointing Mr. Batliner as the Company’s Chief Financial Officer, effective October 5, 2020. The Employment Agreement, is for a term of one year. Mr. Batliner’s base salary shall be Two Hundred Thousand Dollars ($200,000) and he shall also be eligible for a performance bonus of up to 100% of his base salary (“Target Performance Bonus”). The Target Performance Bonus shall be based on performance and achievement of Company goals and objectives as defined by the Board of Directors or Compensation Committee and may be greater or less than the Target Performance Bonus. Mr. Batliner may be eligible for severance benefits under certain circumstances as set forth in the Employment Agreement.

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of such document, a copy of which is filed as Exhibit 10.1, to this Current Report on Form 8-K and which is incorporated by reference herein in its entirety.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 22, 2020, Megan Jimenez notified the Board of Directors of the Company that she has resigned as the Company’s Chief Financial Officer, effective October 5, 2020. Such resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

On September 28, 2020, the Board appointed Mr. Batliner, age 55, to the position of Chief Financial Officer, effective October 5, 2020. Mr. Batliner has served as the Company’s Director of Reporting & Analysis since December 3, 2018. Prior to that role, Mr. Batliner was the Director, Financial Planning and Analysis of Iteris, Inc., a data analytics firm, since 2015. Mr. Batliner was also granted an option to  purchase 1,000,000 shares of the Company’s common stock, effective September 25, 2020.  The exercise price is $0.075 per share.  The options vest in twelve equal installments, with the first installment vesting on October 1, 2020 and the remaining installments vesting quarterly thereafter. The options expire on September 25, 2030 unless sooner terminated by their terms.  The options are granted under the Company’s Amended and Restated 2018 Equity Incentive Plan.

The information disclosed under Item 1.01 is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Executive Employment Agreement, dated as of September 28, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TERRA TECH CORP.

Date: September 28, 2020	By:	/s/ Michael Nahass
Michael Nahass
President

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